Filed pursuant to Rule 424(b)(2)
Registration No. 333-160018

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 16, 2009)

American Express Credit Corporation InterNotes®

     We may offer to sell our American Express Credit Corporation InterNotes® from time to time. The specific terms of our InterNotes® will be determined prior to the time of sale and will be described in a separate pricing supplement. You should read this prospectus supplement, the accompanying prospectus, the applicable pricing supplement and any other offering materials carefully before you invest.

     We may offer our InterNotes®, to which we refer herein as the notes, to or through agents for resale. The applicable pricing supplement will specify the purchase price, agent discounts and commissions and net proceeds of any particular offering of notes. The agents are not required to sell any specific amount of notes but will sell the notes on a best efforts basis. We also may offer the notes directly. We have not set a date for termination of our offering.

     The agents have advised us that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in the notes and may suspend or completely stop that activity at any time. Unless otherwise indicated in the applicable pricing supplement, we will not list the notes on any securities exchange or make them available for quotation on any quotation system.

     Investing in the notes involves risks. See “Risk Factors” on page S-5 of this prospectus supplement and in the accompanying prospectus.

     Neither of the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed on the adequacy or accuracy of this prospectus supplement, the accompanying prospectus, any pricing supplement or any other offering material. Any representation to the contrary is a criminal offense.

Joint Lead Managers and Lead Agents

Banc of America Securities LLC	Incapital LLC

Agents
Charles Schwab & Company, Inc.	Citi
Fidelity Capital Markets,	Merrill Lynch & Co.
a division of
National Financial Services LLC
Morgan Stanley	UBS Investment Bank
RBC Capital Markets Corporation	Wells Fargo Advisors

Prospectus Supplement dated June 16, 2009.

InterNotes® is a registered servicemark of Incapital Holdings LLC.

     You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement as well as the information incorporated by reference. We have not, and the agents have not, authorized anyone to provide you with information that is different. This prospectus supplement may only be used where it is legal to sell these notes. The information incorporated by reference or contained in this prospectus supplement or the accompanying prospectus may only be accurate on the date of the relevant incorporated document or of this prospectus supplement, as the case may be.

WHERE YOU CAN FIND MORE INFORMATION

     As required by the Securities Act of 1933, as amended, to which we refer as the Securities Act, we filed a registration statement on Form S-3 (No. 333- ), to which we refer as the registration statement, relating to the notes we are offering by this prospectus supplement and the accompanying prospectus. The registration statement includes additional information.

     We file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public from the SEC’s Website at http://www.sec.gov. You may also read and copy any document we file, including the registration statement, at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement.

     Any reports filed by us with the SEC after the date of the accompanying prospectus and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus supplement the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement):

•	Annual Report on Form 10-K for the year ended December 31, 2008.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

•	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, to which we refer as the Exchange Act, on or after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or number:

American Express Credit Corporation
One Christina Centre
301 North Walnut Street, Suite 1002
Wilmington, Delaware 19801-2919
Attention: President
(302) 594-3350

ABOUT THIS PROSPECTUS SUPPLEMENT
AND THE PRICING SUPPLEMENT

     Except as the context otherwise requires or as otherwise specified in this prospectus supplement or the accompanying prospectus, as used herein, the terms the “Company,” “we,” “us” and “our” refer to American Express Credit Corporation only and not to any of its consolidated subsidiaries. References in this prospectus supplement to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.

     We may use this prospectus supplement, together with the accompanying prospectus, a pricing supplement or any other offering material, to offer notes from time to time.

     This prospectus supplement sets forth certain terms of the notes that we may offer. It supplements the description of the notes contained in the accompanying prospectus, where the notes are included in the defined term “debt securities.” If information in this prospectus supplement is inconsistent with that in the accompanying prospectus, this prospectus supplement will apply and you should not rely on the information in the accompanying prospectus.

     Each time we issue notes, we will attach a pricing supplement to this prospectus supplement. We and the agents may also provide you with other material relating to an offering of notes. For each offering, we will provide to you the specific description of the notes being offered and the terms of the offering. In connection with each offering, we may also add, update or change information in this prospectus supplement or the accompanying prospectus. Information in the pricing supplement or any other offering material that you have been provided will replace any inconsistent information in this prospectus supplement, including any changes in the method of calculating interest on any note. In those circumstances, you should not rely on the information in this prospectus supplement or the accompanying prospectus.

     When we refer to the prospectus, we mean the prospectus that accompanies this prospectus supplement. When we refer to a pricing supplement, we mean the pricing supplement we file with respect to a particular note.

     Throughout this prospectus supplement, where we indicate that information may be supplemented in an applicable pricing supplement or supplements, that information may also be supplemented in other offering material provided to you.

     You should read and consider all information contained in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement or any other offering material.

SUMMARY

     The following summary highlights selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus, the applicable pricing supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	American Express Credit Corporation
Purchasing Agent	Incapital LLC
Joint Lead Managers and Lead Agents	Banc of America Securities LLC and Incapital LLC
Agents	Charles Schwab & Company, Incorporated, Citigroup Global Markets Inc., Fidelity Capital Markets, a division of National Financial Services LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, UBS Securities LLC and Wells Fargo Advisors LLC.
Title of Notes	American Express Credit Corporation InterNotes®
Amount	We may issue an unlimited amount of notes in connection with this program. There are no limitations on our ability to issue additional notes or any other indebtedness.
Denominations	The notes will be issued and sold in minimum denominations of $1,000 and multiples of $1,000, unless otherwise stated in the applicable pricing supplement.
Ranking	The notes will be our direct, unsecured, senior obligations and will rank equally with our other unsecured senior debt from time to time outstanding.
No Listing	The notes will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.
Maturities	Each note will mature nine months or more from its issue date, as specified in the applicable pricing supplement unless redeemed or repaid prior to such date in accordance with its terms.
Interest	Each note will bear interest from its issue date at a fixed rate or a floating-rate. Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and on the maturity date. If a note is redeemed or repurchased prior to maturity, interest also will be paid on the date of redemption or repayment.
Principal	The principal amount of each note will be payable on its maturity date at the corporate trust office of the paying agent or at any other place we may designate. If, however, a note is redeemed or repurchased prior to maturity, the principal amount of the note will be paid on the date of redemption or repayment.
Redemption and Repayment	Unless stated in the applicable pricing supplement, the notes will not be redeemable at our option or repayable at the option of the holder prior to the maturity date. The notes will not be subject to any sinking fund.
Survivor’s Option	Specific notes may contain a provision that requires us, upon request by the authorized representative of the beneficial owner of the notes, to repay those notes prior to maturity following the death of the beneficial owner of the notes, so long as the notes were acquired by the deceased beneficial owner at least six months prior to the request.
This feature is referred to as the Survivor’s Option. Your notes may not be repaid in this manner unless the pricing supplement for your notes provides for the Survivor’s Option. The right to exercise the Survivor’s Option will be subject to limits set by us on:
• the permitted dollar amount of total exercises by all holders of notes in any calendar year and
• the permitted dollar amount of an individual exercise by a holder of a note in any calendar year.
Additional details relating to this right are described in the section entitled “Description of Notes—Survivor’s Option.”
Sale and Clearance	We will sell notes in the United States only. Notes will be issued only in book-entry form and clear through The Depository Trust Company. We do not intend to issue notes in certificated form except in the limited circumstances described in this prospectus supplement or the applicable pricing supplement.

Trustee	The trustee for the notes is The Bank of New York Mellon under the indenture dated as of June 9, 2006 between us and The Bank of New York Mellon (formerly known as The Bank of New York).
Selling Group	The agents and dealers comprising the selling group are broker-dealers and securities firms. The agents, including the Purchasing Agent, have entered into a selling agent agreement with us. Dealers who are members of the selling group have executed a master selected dealer agreement with the Purchasing Agent. The agents and dealers have agreed to market and sell the notes in accordance with the terms of those respective agreements and all other applicable laws and regulations. You may contact the Purchasing Agent by telephone at 1-800-289-6689 or by email at info@incapital.com for a list of selling group members.

RISK FACTORS

     Before making an investing decision, you should carefully consider the following risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus, including the risk factors relating to us filed in our periodic or current reports filed with the SEC and incorporated herein by reference. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes, about our financial condition, operations and business or about financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these risks.

Changes in our credit ratings may affect the value of the notes.

     Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

We may choose to redeem notes when prevailing interest rates are relatively low.

     If your notes are redeemable at our option, we may choose to redeem your notes from time to time. Prevailing interest rates at the time we redeem your notes likely would be lower than the rate then borne by the notes. In such a case you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as our redemption date approaches.

If you attempt to sell the notes prior to maturity, the market value of the notes, if any, may be less than the principal amount of the notes.

     Unlike savings accounts, certificates of deposit and other similar investment products, your right to redeem the notes prior to maturity may be limited to a valid exercise of the Survivor’s Option. If you wish to liquidate your investment in the notes prior to maturity, selling your notes may be your only option. At that time, there may be a very illiquid market for the notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect the market value of the notes, and some of these factors, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. Those factors include, without limitation:

•	the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the notes;

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the redemption or repayment features of the notes;

•	market rates of interest higher than rates borne by the notes; and

•	the level, direction and volatility of interest rates generally and other conditions in credit markets.

     There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.

Floating rate notes bear additional risks.

     If your notes bear interest at a floating rate, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

Any Survivor’s Option may be limited in amount.

     We will have a discretionary right to limit the aggregate principal amount of notes subject to any Survivor’s Option that may be exercised in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes subject to the Survivor’s Option that may be exercised in such calendar year on behalf of any individual deceased beneficial owner of notes. Accordingly, no assurance can be given that exercise of the Survivor’s Option for a desired amount will be permitted in any single calendar year.

The amount of interest we may pay on the notes may be limited by state law.

     New York law governs the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum permissible rate of interest is 25% per year on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested. While we believe that a state or federal court sitting outside of New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

The notes may have limited or no liquidity.

     There is currently no secondary market for the notes, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will continue or that it will be sufficiently liquid to allow you to resell your notes when you want or at a price that you wish to receive for your notes. The notes are not, and will not be, listed on any securities exchange.

USE OF PROCEEDS

     Unless otherwise indicated in the applicable pricing supplement, we will add the net proceeds from the sale of the notes to our general funds, which we will use for financing our operations, including the purchase of receivables, the repayment of short-term senior debt incurred primarily to finance the purchase of receivables and for investment in short-term and medium-term financial assets.

     We expect to incur additional debt in the future to carry on our business. The nature and amount of our short-term, medium-term and long-term debt and the proportionate amount of each can be expected to fluctuate as a result of market conditions and other factors.

DESCRIPTION OF NOTES

     The following description of the notes supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the accompanying prospectus, you should rely on the information in this prospectus supplement.

     The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the applicable pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may add, update or change information contained in the prospectus supplement or accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement in making your investment decision.

General

     We will issue the notes under the indenture described in the accompanying prospectus, dated as of June 9, 2006, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.

     Notes issued in accordance with this prospectus supplement, the accompanying prospectus and the applicable pricing supplement will have the following general characteristics:

•	the notes will be our direct, unsecured, senior obligations and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding;

•	the notes may be offered from time to time by us through the Purchasing Agent and each note will mature on a day that is at least nine months from its date of original issuance;

•	each note will bear interest from its date of original issuance at a fixed or floating rate;

•	the notes will not be subject to any sinking fund;

•	the notes will be denominated in U.S. dollars; and

•	the minimum denomination of the notes will be $1,000, unless otherwise stated in the applicable pricing supplement.

     In addition, in the pricing supplement relating to each note we will describe the following terms:

•	whether such note is a fixed rate note or a floating rate note;

•	the principal amount of the note offered;

•	the price, which may be expressed as a percentage of the aggregate initial public offering price of the note, at which the note will be issued to the public;

•	the Purchasing Agent’s discount;

•	the net proceeds to us;

•	the date on which the note will be issued to the public;

•	the stated maturity date of the note;

•	if the note is a fixed-rate note, the rate per year at which the notes will bear interest and any interest payment dates;

•	if the note is a floating rate note, the method of determining and paying interest, including any applicable interest rate basis or bases, any initial interest rate, any interest reset dates, any interest payment dates, any index maturity, any maximum or minimum interest rate and any applicable spread or spread multiplier;

•	the method for the calculation and payment of principal, premium, if any, interest or other amounts payable, if any;

•	the interest payment frequency;

•	whether the Survivor’s Option will be applicable;

•	if we decide to list any note on a securities exchange, the name of such exchange;

•	if the note may be redeemed at our option or repaid at the option of the holder prior to its maturity date, the provisions relating to such redemption or repayment;

•	any special U.S. federal income tax consequences of the purchase, ownership and disposition of the note; and

•	any other material terms of the note not inconsistent with the provisions of the indenture.

Payment of Principal and Interest

     Unless otherwise specified in the applicable pricing supplement, payments of principal of and interest on the notes will be made in accordance with the arrangements then in place between the paying agent and The Depository Trust Company, which we refer to as DTC, and its participants as described under “Description of the Debt Securities—Global Securities and Global Securities Clearance and Settlement Procedures” in the accompanying prospectus. Payments in respect of any notes in certificated form will be made as described under “Description of Debt Securities—Global Securities and Global Clearance and Settlement Procedures” in the accompanying prospectus.

     Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at the note’s stated maturity or on the date of redemption or repayment if a note is redeemed or repaid prior to maturity. Interest is payable to the person in whose name a note is registered at the close of business on the regular record date before each interest payment date. Interest due at a note’s stated maturity or on a date of redemption or repayment will be payable to the person to whom principal is payable.

     We will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on a note, including, without limitation, any withholding tax, is the responsibility of the holders of beneficial interests in the note in respect of which such payments are made.

Interest and Interest Rates

     The notes may bear interest at:

•	a fixed rate; or

•	a floating rate, which may be based on one of the following rates (see “Description of Debt Securities—Issuance in Series—Floating Rate Debt Securities” in the accompanying prospectus for a further description of each of these floating rates):

	Õ	the commercial paper rate;

	Õ	the federal funds rate;

	Õ	the CD rate;

	Õ	LIBOR;

	Õ	the prime rate;

	Õ	the treasury rate; or

	Õ	any other domestic or foreign interest rate that we may describe in the applicable pricing supplement.

     Each note will accrue interest from its date of original issuance until the principal thereof has been paid off or made available for payment. The applicable pricing supplement will specify a fixed interest rate or a floating rate index or formula. Interest will be payable monthly, quarterly, semi-annually or annually. Interest payments on each note will include the amount of interest accrued from and including the last interest payment date to which interest has been paid or duly provided for, or from and including the date of original issuance if no interest has been paid or duly provided for with respect to the note, to, but excluding, the applicable interest payment date, stated maturity date or date of earlier redemption or repayment, as the case may be.

     The interest rate on the notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest that may be charged is 25% per annum on a simple interest basis, but that limit does not apply to floating rate notes in which U.S. $2,500,000 or more has been invested.

     Interest on a note will be payable beginning on the first interest payment date after its date of original issuance to holders of record at the close of business on the corresponding regular record date unless the original issuance date falls after a regular record date and on or prior to an interest payment date, in which case such interest will be payable beginning on the next succeeding interest payment date to the holder of record at the close of business on the next regular record date.

Payment of Interest

Unless otherwise specified in the applicable pricing supplement, interest on the notes will be paid as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.

Quarterly	Fifteenth day of every third month, beginning in the third
calendar month following the month the note was issued.

Semi-annually	Fifteenth day of every sixth month, beginning in the sixth
calendar month following the month the note was issued.

Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the note was issued.

     The regular record date for any interest payment date will be the first day of the calendar month in which the interest payment date occurs, except that the regular record date for interest due on the note’s stated maturity date or date of earlier redemption or repayment will be that particular date. If any interest payment date other than the maturity date, a redemption date or a repayment date for any floating rate note falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day, except that, in the case of a LIBOR note or a floating rate note for which LIBOR is an applicable base rate, if that business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date, a redemption date or a repayment date for any floating rate note falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date that payment was due, and no interest will accrue for the period from that maturity date, redemption date or repayment date to the date of payment.

     As used herein, “business day” means any day that is (a) neither a Saturday or Sunday, nor a legal holiday nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close and, (b) with respect to any floating rate note for which LIBOR is the applicable base rate, a London Business Day. “London Business Day” means a day on which commercial banks are open for business, including for dealings in U.S. dollars, in London.

Fixed Rate Notes

     Each fixed rate note other than zero-coupon notes will bear interest from its date of original issuance, or from the last interest payment date to which interest has been paid or duly provided for, at the annual fixed interest rate stated in the applicable pricing supplement.

     Unless the applicable pricing supplement specifies otherwise, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed calculated on the basis of a 30-day month.

     If the stated maturity date, date of earlier redemption or repayment or interest payment date for any fixed rate note is not a business day, principal and interest for that note will be paid on the next succeeding business day, and no interest will accrue on the amount payable from, and after, the stated maturity date, date of earlier redemption or repayment or interest payment date.

Floating Rate Notes

     Interest on floating rate notes will be determined by reference to one or more base rates specified in the applicable pricing supplement, which will include:

•	the commercial paper rate;

•	the federal funds rate,

•	the CD rate;

•	LIBOR;

•	the prime rate;

•	the treasury rate; or

•	any other domestic or foreign interest rate that we may describe in the applicable pricing supplement.

     The related base rate will be based upon the index maturity, as defined under “—General Features” below, if applicable, as specified in the applicable pricing supplement, if applicable, and adjusted by a spread and/or spread multiplier, if any, as specified in the applicable pricing supplement. In addition, a floating rate note may bear interest that is calculated by reference to two or more base rates determined in the same manner as the base rates are determined for the types of floating rate notes described above. The applicable pricing supplement for each floating rate note will specify the base rate or rates applicable to it.

     General Features

     Base Rates, Spreads and Spread Multipliers. The interest rate on each floating rate note will be calculated by reference to one or more specified base rates, in either case plus or minus any applicable spread, and/or multiplied by any applicable spread multiplier. The “index maturity” is the period to maturity of the instrument or obligation from which the base rate or rates are calculated, if applicable, as specified in the applicable pricing supplement. The “spread” is the number of basis points to be added to or subtracted from the base rate or rates applicable to a floating rate note, and the “spread multiplier” is the percentage of the base rate or rates applicable to a floating rate note by which the base rate or rates are multiplied to determine the applicable interest rates on the floating rate note, as specified in the applicable pricing supplement. Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement.

     Reset of Rates. The interest rate on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually. Each such “interest reset period” will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the dates on which such an interest rate will be reset will be, in the case of floating rate notes which reset

•	daily, each business day;

•	weekly, the Wednesday of each week, except weekly reset treasury rate notes, which will be reset on the Tuesday of each week, except as provided below;

•	monthly, the third Wednesday of each month;

•	quarterly, the third Wednesday of March, June, September and December of each year;

•	semi-annually, the third Wednesday of the two months of each year as specified in the applicable pricing supplement; and

•	annually, the third Wednesday of the month of each year as specified in the applicable pricing supplement.

     If any interest reset date for any floating rate note is not a business day, it will be postponed to the next succeeding business day, except that, in the case of a LIBOR note, or a floating rate note for which LIBOR is an applicable base rate, if that business day is in the next succeeding calendar month, that interest reset date will be the immediately preceding business day.

     Maximum and Minimum Rates. A floating rate note may also have either or both of the following:

•	a maximum limit, or ceiling, called the “maximum interest rate,” on the rate at which interest may accrue during any interest period with respect to that floating rate note from time to time; and

•	a minimum limit, or floor, called the “minimum interest rate,” on the rate at which interest may accrue during any interest period with respect to that floating rate note from time to time.

     In addition to any maximum interest rate which may apply to any floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general applicability. Under current New York law, the maximum rate of interest that may be charged is 25% per annum on a simple interest basis, but that limit does not apply to floating rate notes in which $2,500,000 or more has been invested.

     Determination of Reset Interest Rates. The interest rate applicable to each interest reset period commencing on the respective interest reset date will be the rate determined as of the applicable interest determination date defined below, on or prior to the calculation date, if any, as defined below under “—Calculation of Floating Rates.” Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date for

•	CD rate notes, commercial paper rate notes, prime rate notes and federal funds rate notes will be the second business day before the interest reset date;

•	LIBOR notes will be the second London banking day before the interest reset date; and

•	Treasury rate notes will be the day of the week in which that interest reset date falls on which treasury bills are normally auctioned; treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday.

     If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the business day immediately succeeding the auction. The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

     The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.

     Accrued Interest. With respect to a floating rate note, accrued interest for any interest period will be calculated by multiplying the principal amount of such floating rate note by an accrued interest factor. That accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable interest period. Unless otherwise specified, the interest factor for each day will be computed by dividing the interest rate applicable to that day by 360, or, in the case of treasury rate notes or a floating rate note for which the treasury rate is an applicable base rate, by the actual number of days in the year.

     Calculation of Floating Rates. Unless otherwise specified in the applicable pricing supplement, The Bank of New York Mellon will be the calculation agent for the purpose of determining the interest rate on floating rate notes and will calculate the interest rate applicable to a floating rate note on or before any calculation date. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate as determined for the then most recent interest reset date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the “calculation date” pertaining to any interest determination date will be the earlier of

•	the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day, or

•	the business day immediately preceding the applicable interest payment date or maturity date, as the case may be.

     Unless otherwise specified, all percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, e.g., 9.876545%, or 0.09876545, will be rounded upward to 9.87655%, or 0.0987655, and all dollar amounts used in or resulting from that calculation on floating rate notes will be rounded to the nearest cent, with one-half cent being rounded upward.

     As mentioned above, the initial interest rate in effect with respect to a floating rate note from and including the original issue date to but excluding the first interest reset date will be specified in the applicable pricing supplement. The interest rate for each subsequent interest reset date will be determined by the calculation agent as described under “Description of Debt Securities—Issuance in Series—Floating Rate Debt Securities” in the accompanying prospectus (subject to the modifications described in this prospectus supplement), plus or minus any spread and/or multiplied by any spread multiplier, and subject to any maximum interest rate and/or minimum interest rate, as specified in the applicable pricing supplement.

Redemption and Repayment

     Unless we otherwise provide in the applicable pricing supplement, no note will be redeemable or repayable prior to its stated maturity date.

     If the applicable pricing supplement states that the note will be redeemable at our option prior to its stated maturity date, then on such date or dates specified in the pricing supplement, we may redeem that note at our option either in whole or from time to time in part, upon not less than 30 days’ written notice to the holder of that note.

     If the pricing supplement states that your note will be repayable at your option prior to its stated maturity date, we will require receipt of notice of the request for repayment at least 30 but not more than 60 days prior to the date or dates specified in the pricing supplement. We also must receive the completed form entitled “Option to Elect Repayment.” Exercise of the repayment option by the holder of a note is irrevocable.

     Since the notes will be represented by a single master global note in fully registered form, DTC or its nominee will be treated as the holder of the notes; therefore, other than the trustee under the indenture, DTC or its nominee will be the only entity that receives notices of redemption of notes from us and will be the only entity that can exercise the right to have the notes repaid, in the case of optional repayment. See “Description of the Debt Securities—Global Securities and Global Securities Clearance and Settlement Procedures” in the accompanying prospectus.

     To ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a note, the beneficial owner of the interest in that note must instruct the broker or other direct or indirect participant through which it holds the beneficial interest to notify DTC or its nominee of its desire to exercise a right of repayment. Because different firms have different cut-off times for accepting instructions from their customers, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note to determine the cut-off time by which the instruction must be given for timely notice to be delivered to DTC or its nominee. Conveyance of notices and other communications by DTC or its nominee to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the notes will be governed by agreements among them and any applicable statutory or regulatory requirements.

     The redemption or repayment of a note normally will occur on the interest payment date or dates following receipt of a valid notice. Unless otherwise specified in the pricing supplement, the redemption or repayment price will equal 100% of the principal amount of the note plus unpaid interest accrued to the date or dates of redemption or repayment.

     We may at any time purchase notes at any price or prices in the open market or otherwise. We may also purchase notes otherwise tendered for repayment by a holder or tendered by a holder’s duly authorized representative through exercise of the Survivor’s Option described below. If we purchase the notes in this manner, we have the discretion to hold, resell or surrender the notes to the trustee for cancellation.

Survivor’s Option

     The “Survivor’s Option” is a provision in a note in which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was acquired by the beneficial owner at least six months prior to the request. The pricing supplement relating to any note will state whether the Survivor’s Option applies to that note.

     If the Survivor’s Option is applicable to a note, upon the valid exercise of the Survivor’s Option and the proper tender of the note for repayment, we will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial interest in the note plus accrued and unpaid interest to the date of repayment.

     To be valid, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note under the laws of the applicable jurisdiction (including, without limitation, the personal representative of or the executor of the estate of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner).

     A beneficial owner of a note is a person who has the right, immediately prior to such person’s death, to receive the proceeds from the disposition of that note, as well as the right to receive payment of the principal of the note.

     The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note held in this manner will be subject to repayment by us upon exercise of the Survivor’s Option. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s interest in the note, and only the deceased beneficial owner’s percentage interest in the principal amount of the note will be subject to repayment.

     The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of the beneficial owner of that note for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the registered holder of the note, if the beneficial ownership interest can be established to the satisfaction of us and the trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial ownership interest in a note will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in that note during his or her lifetime.

     We have the discretionary right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option will be accepted by us from all authorized representatives of deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option will be accepted by us from the authorized representative for any individual deceased beneficial owner of notes in any calendar year to $250,000. In addition, we will not permit the exercise of the Survivor’s Option for a principal amount less than $1,000 and we will not permit the exercise of the Survivor’s Option if such exercise will result in a note with a principal amount of less than $1,000 outstanding. If, however, the original principal amount of a note was less than $1,000, the authorized representative of the deceased beneficial owner of the note may exercise the Survivor’s Option, but only for the full principal amount of the note.

     An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. An election to exercise the Survivor’s Option will be accepted in the order that it was received by the trustee, except for any note the acceptance of which would contravene any of the limitations described above. Notes accepted for repayment through the exercise of the Survivor’s Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered pursuant to a valid exercise of the Survivor’s Option is May 1, 2012, and interest on that note is paid monthly, we would normally, at our option, repay or repurchase that note on the interest payment date occurring on June 15, 2012, because the May 15, 2012 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in a calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the Survivor’s Option is not accepted, the trustee will deliver a notice by first-class mail to the registered holder, at that holder’s last known address as indicated in the note register, that states the reason that note has not been accepted for repayment.

     Since the notes will be represented by a global note, DTC, as Depositary, or its nominee will be treated as the holder of the notes and will be the only entity that can exercise the Survivor’s Option for such notes. To obtain repayment of a note pursuant to exercise of the Survivor’s Option, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

•	appropriate evidence satisfactory to us and the trustee that:

	Õ	the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was acquired by the deceased beneficial owner at least six months prior to the request for repayment;

	Õ	the death of the beneficial owner has occurred and the date of death; and

	Õ	the representative has authority to act on behalf of the deceased beneficial owner;

•	if the beneficial interest in the note is held by a nominee of the deceased beneficial owner, a certificate or letter satisfactory to the trustee and us from the nominee attesting to the deceased’s beneficial ownership of that note;

•	a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•	tax waivers and any other instruments or documents that the trustee and we reasonably require in order to establish the validity of the beneficial ownership of the note and the claimant’s entitlement to payment; and

•	any additional information the trustee or we require to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the note.

     In turn, the broker or other entity will deliver each of these items to the trustee and will certify to the trustee that the broker or other entity represents the deceased beneficial owner.

     All questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by us, in our sole discretion, which determination will be final and binding on all parties.

     The broker or other entity will be responsible for disbursing payments received from the trustee to the authorized representative. See “Description of Debt Securities—Global Securities and Global Clearance and Settlement Procedures” in the accompanying prospectus.

     Forms for the exercise of the Survivor’s Option may be obtained from the trustee, The Bank of New York Mellon, at Survivor Option Processing, 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, 1-800-254-2826.

     If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders or beneficial owners thereof.

Concerning the Trustee

     The Bank of New York Mellon, the trustee under the indenture, provides corporate trust services to us. In addition, affiliates of the trustee provide investment banking, bank and corporate trust services and extend credit to our affiliate, the American Express Company and many of its subsidiaries. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.

Clearance and Settlement

     Unless we specify otherwise in an applicable pricing supplement, the notes will be issued only in book-entry form through the facilities of DTC and will be registered in the name of the nominee of DTC. Transfers or exchanges of the notes may only be effected through a participating member of DTC. So long as DTC or its nominee is the registered owner of a note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the note for all purposes under the indenture. Except as set forth under “Description of Debt Securities—Global Securities and Global Clearance and Settlement Procedures” in the accompanying prospectus, no note issued in book-entry form will be issuable in certificated form.

ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered notes. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under federal, state or local law. Therefore, fiduciaries of any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered notes should consult with its legal counsel.

     We, directly or through our affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of plans. If so, the purchase, holding and disposition of offered notes by any such plan or entity would be likely to result in a prohibited transaction between us and the plan or entity.

     Accordingly, offered notes may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions, or PTCE, issued by the United States Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers;

•	PTCE 95-60 for transactions involving insurance company general accounts;

•	PTCE 91-38 for transactions involving bank collective investment funds;

•	PTCE 90-1 for transactions involving insurance company separate accounts; or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

     In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more than “adequate consideration” in connection with the transaction, which we refer to as the service provider exemption.

     Any purchaser of the offered notes or any interest therein will be deemed to have represented and warranted to us on each day including the date of its purchase of the offered notes through and including the date of disposition of such offered notes that either:

     (a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing notes or an interest therein on behalf of, or with “plan assets” of, any such plan;

     (b) its purchase, holding and disposition of such notes are not and will not be prohibited because they are exempt by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption; or

      (c) it is a governmental plan (as defined in Section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such notes are not otherwise prohibited.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered notes with plan assets consult with its legal counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered notes and the availability of exemptive relief under the class exemptions listed above.

     Please consult the accompanying prospectus or an applicable pricing supplement for further information with respect to the offering of the notes.

PLAN OF DISTRIBUTION

     Under the terms of a selling agent agreement dated as of June 16, 2009, the notes are offered from time to time by us to the Purchasing Agent for subsequent resale to the agents and other dealers. The agents, including the Purchasing Agent, are parties to that agreement. The notes will be offered for sale in the United States only. Dealers who are members of the selling group have executed a master selected dealer agreement with the Purchasing Agent. The agents have agreed to use their reasonable best efforts to solicit offers from investors to purchase the notes. We also may appoint additional agents to solicit offers to purchase the notes. Any solicitation and sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed.

     We will pay the Purchasing Agent a gross selling concession to be divided among the Purchasing Agent and the other agents as they agree. The concession is payable to the Purchasing Agent in the form of a discount ranging from 0.200% to 3.150% of the non-discounted price for each note sold. However, we also may pay the Purchasing Agent a concession greater than or less than the range specified above. The gross selling concession that we will pay to the Purchasing Agent will be set forth in the related pricing supplement. The Purchasing Agent also may sell notes to dealers at a discount not in excess of the concession it received from us. In certain cases, the Purchasing Agent and the other agents and dealers may agree that the Purchasing Agent will retain the entire gross selling concession. It is anticipated that in these circumstances the other agents and dealers will be compensated by their clients based on a percentage of assets under management. We will disclose any of these arrangements in the related pricing supplement.

     Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the Purchasing Agent. Unless otherwise set forth in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes to be resold by an agent to investors, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and discount may be changed.

     We have the sole right to accept offers to purchase notes and may reject any proposed offer to purchase notes in whole or in part. Each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase notes in whole or in part. We reserve the right to withdraw, cancel or modify any offer without notice. We also may change the terms, including the interest rate we will pay on the notes, at any time prior to our acceptance of an offer to purchase.

     Each agent, including the Purchasing Agent, may be deemed to be an “underwriter” within the meaning of the Securities Act. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make with respect to those liabilities. We also have agreed to reimburse the agents for certain expenses.

     If we decide to list any note on a securities exchange, we will specify the exchange in the pricing supplement relating to those notes. No note will have an established trading market when issued. However, we have been advised by the agents that they may purchase and sell notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to make a market in the notes, and they may discontinue making a market in the notes at any time without notice. Neither we nor the agents can provide any assurance regarding the development, liquidity or maintenance of any trading market for any notes. All secondary trading in the notes will settle in immediately available funds. See “Description of the Debt Securities—Global Securities and Global Securities Clearance and Settlement Procedures” in the accompanying prospectus.

     In connection with certain offerings of notes, the rules of the SEC permit the Purchasing Agent to engage in transactions that may stabilize the price of the notes. The Purchasing Agent will conduct these activities for the agents. These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales. A short sale is the sale by the Purchasing Agent of a greater amount of notes than the amount the Purchasing Agent has agreed to purchase in connection with a specific offering of notes. Stabilizing transactions consist of certain bids or purchases made by the Purchasing Agent to prevent or retard a decline in the price of the notes while an offering of notes is in process. In general, these purchases or bids for the notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the notes to be higher than it might otherwise be in the absence of those purchases or bids. Neither we nor the Purchasing Agent makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any notes. In addition, neither we nor the Purchasing Agent makes any representation that, once commenced, these transactions will not be discontinued without notice. The Purchasing Agent is not required to engage in these activities and may end any of these activities at any time.

     The agents or dealers to or through which we may sell notes may engage in transactions with us and perform services for us in the ordinary course of business.

LEGAL MATTERS

     The validity of the notes will be passed upon for us by David S. Carroll, Counsel of American Express Credit Corporation, 200 Vesey Street, World Financial Center, New York, New York. Unless otherwise stated in the applicable pricing supplement, certain legal matters will be passed upon for the agents by Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for American Express Company, American Express Credit Corporation and their respective subsidiaries and affiliates and may do so in the future.

EXPERTS

     The financial statements, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

PROSPECTUS

American Express Credit Corporation

Debt Securities
Warrants to Purchase Debt Securities

          American Express Credit Corporation may offer from time to time in one or more series:

•	unsecured debt securities; and

•	warrants to purchase unsecured debt securities.

          We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale.

          We may offer and sell securities to or through underwriters, dealers and agents or directly to purchasers. The names of any underwriters or agents involved in the sale of securities and their compensation will be described in an accompanying prospectus supplement.

          We will provide the specific terms of any offering in supplements to this prospectus. This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus.

          You should carefully consider the information under “Risk Factors” beginning on page 2 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2009.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement on Form S-3, to which we refer as the registration statement, filed with the Securities and Exchange Commission, to which we refer as the SEC, under the Securities Act of 1933, as amended, to which we refer as the Securities Act, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus.

          This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by an applicable prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the heading “WHERE YOU CAN FIND MORE INFORMATION,” before making your investment decision.

          We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

i

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s Website at http://www.sec.gov. You may also read and copy any document we file, including the registration statement, at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

          Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement or applicable pricing supplement):

•	Annual Report on Form 10-K for the year ended December 31, 2008.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

•

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated.

          You may request a copy of these filings at no cost, by writing or telephoning us at the following address or number:

American Express Credit Corporation
One Christina Centre
301 North Walnut Street, Suite 1002
Wilmington, Delaware 19801-2919
Attention: President
(302) 594-3350

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FORWARD-LOOKING STATEMENTS

          Various forward-looking statements have been made in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus. Forward-looking statements may also be made in our other reports filed with the SEC and in other documents. In addition, from time to time, we, through our management may make oral forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including those identified below, which could cause actual results to differ materially from such statements. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “evaluate,” “plan,” “estimate,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that could cause actual results to differ materially from our forward-looking statements include, but are not limited to:

•

credit trends, which will depend in part on the economic environment, including, among other things, the housing market and the rate of bankruptcies, which can affect spending on card products and debt payment by individual and corporate customers;

•	our ability to accurately estimate the provision for losses in our outstanding portfolio of cardmember receivables and loans;

•	fluctuations in foreign currency exchange rates;

•	negative changes in our credit ratings, which could result in decreased liquidity and higher borrowing costs;

•	the effect of fluctuating interest rates, which could affect our borrowing costs;

•	the impact on American Express Company’s business resulting from continuing geopolitical uncertainty;

•

changes in laws or government regulations affecting American Express Company’s business, including the potential impact of regulations adopted by federal bank regulators relating to certain credit and charge card practices;

•

our ability to satisfy our liquidity needs and execute our funding plans, which will depend on, among other things, our future business growth, our credit ratings, market capacity and demand for securities offered by us, performance by our counterparties under our bank credit facilities and other lending facilities, and regulatory changes, including changes to the policies, rules and regulations of the Board of Governors of the Federal Reserve System;

•	our ability to meet the criteria for participation in the Commercial Paper Funding Facility being made available through the Federal Reserve Bank of New York: and

•	our ability to access in a timely manner our remaining investment in the Reserve Primary Fund.

          Further information concerning important factors that could cause actual events or results to be materially different from the forward–looking statements can be found in the “Risk Factors” section of this prospectus as well as in the documents that are or will be incorporated by reference into this prospectus. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements included or incorporated by reference in this prospectus are made on the basis of management’s assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

          Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained or incorporated by reference in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

iii

THE COMPANY

          We are a wholly-owned subsidiary of American Express Travel Related Services Company, Inc., to which we refer as TRS, which is a wholly-owned subsidiary of American Express Company.

          We are primarily engaged in the business of financing most non-interest bearing cardmember receivables arising from the use of the American Express® Card, the American Express® Gold Card, Platinum Card®, Corporate Card and other American Express Cards issued in the United States, and in designated currencies outside the United States. We also purchase certain interest-bearing and discounted revolving loans and extended payment plan receivables comprised principally of American Express credit cards and Sign & Travel®; although interest-bearing and revolving loans are primarily funded by subsidiaries of TRS other than us. In this prospectus we refer collectively to American Express charge cards and American Express credit cards as the Card.

          TRS provides a variety of products and services, including a global card network, issuing and processing services, the Card, consumer and corporate lending and banking products, the American Express® Travelers Cheque and other stored value products, business expense management products and services, corporate and consumer travel products and services, magazine publishing and merchant transaction processing, point-of-sale and back office products and services. The Card is issued by TRS and certain of its subsidiaries, to which we refer as the Card issuers.

          We generally finance Cardmember receivables by purchasing them from the Card issuers without recourse, under receivables agreements which provide that amounts resulting from unauthorized charges, for example, those made with a lost or stolen Card, are not eligible for purchase by us. If the unauthorized nature of the charge is discovered after purchase by us, the Card issuer repurchases the charge from us at its face amount.

          We generally purchase interest-bearing and non-interest-bearing cardmember receivables at face amount less a specified discount which is determined at the time of purchase based on the nature of the receivables. The discount rate applicable to purchases of new receivables is negotiated to reflect changes in money market interest rates or significant changes in the collectibility of receivables. We generally purchase new groups of Card receivables net of reserve balances applicable to them.

          A subsidiary of TRS, as our agent, underwrites the Card receivables and thus establishes credit standards for Cardmembers on our behalf. In addition, the TRS subsidiary performs accounting, clerical and other services necessary to bill and collect all Card receivables that we own. The receivables agreements provide that the credit standards used to determine whether a Card is to be issued to an applicant may not be materially reduced and that the policy as to the cancellation of Cards for credit reasons may not be materially liberalized without our prior written consent.

          The indenture under which the securities described in this prospectus are to be issued states that we will not engage in any transaction with American Express Company or its affiliates unless the transaction is on a basis not materially less favorable to us than would be the case if we had effected such a transaction with a non-related party.

          American Express Company, as the parent company of TRS, has agreed with us that it will take all necessary steps to assure performance of certain TRS obligations under the receivables agreements between TRS and us. However, the securities are solely our obligations and are not guaranteed under the receivables agreements or otherwise by American Express Company, TRS or the Card issuers. The receivables agreements may be terminated at any time by either the Card issuer or us, generally with little or no notice.

          Our executive offices are located at One Christina Centre, 301 North Walnut Street, Suite 1002, Wilmington, Delaware 19801-2919 (telephone number: 302-594-3350).

RISK FACTORS

          The following risk factors may be applicable to certain types of debt securities that may be issued by us. A description of the debt securities is contained below under “Description of Debt Securities” as well as in the accompanying prospectus supplement and applicable pricing supplements. Before making an investing decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus, including the risk factors relating to us filed in periodic or current reports and incorporated herein by reference.

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You

          An investment in debt securities that are denominated in, or the payment of which is determined with reference to, a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed debt security, on which all or part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed debt securities. Such risks include, without limitation:

•	the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency;

•	the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination or revaluation of such specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls with respect to the specified currency.

Such risks generally depend on factors over which we have no control, such as:

•	economic events;

•	political events; and

•	the supply of and demand for the relevant currencies.

          In recent years, rates of exchange between U.S. dollars and certain foreign currencies in which our notes may be denominated, and between these foreign currencies and other foreign currencies, have been highly volatile, and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any debt security. Depreciation against the U.S. dollar of a foreign currency or foreign currency units in which a debt security is denominated would result in a decrease in the effective yield of such debt security below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.

          Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a foreign currency for making payments on a debt security denominated in such currency. We can give no assurances that exchange controls will not restrict or prohibit payments of principal, premium or interest in any currency or currency unit. Similarly, in the case of indexed notes and depending on the specific terms of the notes, fluctuations of the relevant underlying currencies could result in no return or in a substantial loss to the investor.

          Even if there are no actual exchange controls, it is possible that on an interest payment date or at maturity for any particular debt security, the foreign currency for such debt security would not be available to us to make payments of interest and principal then due. In that event, we will make such payments in U.S. dollars. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See “—The Unavailability of Currencies Could Result in a Substantial Loss to You” below.

          The information set forth in this prospectus is directed to prospective purchasers of debt securities who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, debt securities. Such persons should consult their own counsel and advisors with regard to such matters. Pricing supplements relating to debt securities having a specified currency other than U.S. dollars will contain information concerning historical exchange rates for such specified currency, a description of the currency and any exchange controls as of the date of the accompanying prospectus supplement and, if applicable, a pricing supplement affecting such currency.

The Unavailability of Currencies Could Result in a Substantial Loss to You

          Except as we specify in the accompanying prospectus supplement and applicable pricing supplement, if payment on a debt security is required to be made in a specified currency other than U.S. dollars and such currency is:

•	unavailable due to the imposition of exchange controls or other circumstances beyond our control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of, or within, the international banking community;

then all payments with respect to the debt security shall be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined on the basis of the most recently available market exchange rate or as otherwise determined in good faith by us if the foregoing is impracticable. Any payment in respect of such debt security made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which such debt security will have been issued.

          If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

          The debt securities will not provide for any adjustment to any amount payable as a result of:

•	any change in the value of the specified currency of those debt securities relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless that composite currency is itself officially redenominated.

          Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on debt securities made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the accompanying prospectus supplement and applicable pricing supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You

          The debt securities will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based on an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. If a debt security is denominated in a specified currency other than U.S. dollars, any judgment under New York law will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree.

Changes in the Value of Underlying Assets of Indexed Debt Securities Could Result in a Substantial Loss to You

          An investment in indexed debt securities may have significant risks that are not associated with a similar investment in a debt instrument that:

•	has a fixed principal amount;

•	is denominated in U.S. dollars; and

•	bears interest at either a fixed rate or a floating rate based on nationally or internationally published interest rate references.

          The risks of a particular indexed debt security will depend on the terms of that indexed debt security. Such risks may include, but are not limited to, the possibility of significant changes in the prices of:

•	the underlying assets;

•	another objective price; and

•	economic or other measures making up the relevant index.

Underlying assets could include:

•	currencies;

•	commodities;

•	securities (individual or baskets); and

•	indices.

The risks associated with a particular indexed debt security generally depend on factors over which we have no control and which cannot readily be foreseen. These risks include:

•	economic events;

•	political events; and

•	the supply of, and demand for, the underlying assets.

          In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may continue in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed debt security.

          In considering whether to purchase indexed debt securities, you should be aware that the calculation of amounts payable on indexed debt securities may involve reference to prices that are published solely by third parties or entities that are not regulated by the laws of the United States.

          The risk of loss as a result of linking of principal or interest payments on indexed debt securities to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed debt securities.

          The Return on Indexed Notes May Be Below the Return on Similar Standard Debt Securities

          Depending on the terms of an indexed note, as specified in the applicable pricing supplement, you may not receive any interest payments or receive only very low interest payments on such indexed note. Similarly, depending on the terms of an indexed note, you may receive at maturity a principal payment that is equal to, less than, or only marginally greater than your initial investment in the notes. As a result, the overall return on such indexed note may be less than the amount you would have earned by investing in a standard debt security that bears interest at a prevailing market fixed or floating rate.

          An Indexed Note May Be Linked to Volatile Underlying Assets, Which May Adversely Affect Your Investment

          Some underlying assets are highly volatile, which means that their value may increase or decrease significantly over a short period of time. It is impossible to predict the future performance of underlying assets based on historical performance. The amount of principal or interest that can be expected to become payable on an indexed note may vary substantially from time to time. Because the amounts payable with respect to an indexed note are generally calculated based on the price, value or level of the relevant underlying assets on a specified date or over a limited period of time, volatility in the underlying assets increases the risk that the return on the indexed note may be adversely affected by a fluctuation in the level of the relevant underlying assets.

          The volatility of underlying assets may be affected by financial, political, military or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed note.

          If You Purchase an Indexed Note, You Will Have No Rights with Respect to any Underlying Assets to which Such Indexed Note is Linked

          Investing in an indexed note will not make you a holder of any of the underlying assets or any of their components. As a result, you will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of the underlying assets or any of their components.

USE OF PROCEEDS

          Unless otherwise indicated in the prospectus supplement or pricing supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to our general funds, which we will use for financing our operations, including the purchase of receivables, the repayment of short-term senior debt incurred primarily to finance the purchase of receivables and for investment in short-term and medium-term financial assets.

          We expect to incur additional debt in the future to carry on our business. The nature and amount of our short-term, medium-term and long-term debt and the proportionate amount of each can be expected to fluctuate as a result of market conditions and other factors.

DESCRIPTION OF DEBT SECURITIES

          We will issue the notes under an indenture, dated as of June 9, 2006, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The indenture permits us to appoint a different trustee for each series of debt securities. If there is at any time more than one trustee under the indenture, the term trustee means each trustee and will apply to each trustee only with respect to those series of debt securities for which it is serving as trustee. When we refer to the indenture in this prospectus, we mean the indenture as it has been supplemented.

          This prospectus briefly outlines the provisions of the indenture. The indenture has been filed with the SEC as an exhibit to the registration statement, of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

          In this prospectus and any accompanying prospectus supplement or an applicable pricing supplement, unless otherwise specified or the context otherwise requires, references to “dollars,” “$” and “U.S.$” are to United States dollars.

Issuances in Series

          We may issue the debt securities from time to time in one or more series with the same or different terms. We may not issue all debt securities of the same series at the same time. All debt securities of the same series need not bear interest at the same rate or mature on the same date. We will offer the debt securities to the public on terms determined by market conditions at the time of sale.

          The indenture does not limit the amount of debt we may issue. We may sell the debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. See “Certain U.S. Federal Income Tax Consequences” below. The debt securities covered by this prospectus will be our direct unsecured obligations and will not be secured by any of our property or assets. The debt securities will be senior debt securities that rank on an equal basis with all our other senior unsecured and unsubordinated debt.

          Unless otherwise specified for debt securities denominated in a currency other than U.S. dollars or as otherwise specified in an accompanying prospectus supplement or an applicable pricing supplement, we will issue debt securities only in fully registered form in denominations of $1,000 and integral multiples thereof in excess of that amount. The debt securities will be denominated in U.S. dollars and payments of principal of and premium, if any, and interest on the debt securities will be made in U.S. dollars unless we provide otherwise in an accompanying prospectus supplement or an applicable pricing supplement. If any of the debt securities are to be denominated in a foreign currency or currency unit, or if the principal of and premium, if any, and any interest on any of the debt securities is to be payable at your option or at our option in a currency, including a currency unit, other than that in which such debt securities are denominated, we will provide additional information pertaining to such debt securities in an accompanying prospectus supplement or an applicable pricing supplement.

          The prospectus supplement or a pricing supplement, if any, relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following (to the extent not otherwise described in this prospectus):

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the percentage of the principal amount at which we will sell the debt securities and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes;

•	the maturity date or the method for determining the maturity date;

•	the terms for exchange, if any, of the debt securities;

•	the interest rate or rates, if any, or the method for computing such rate or rates;

•	the interest payment dates or the method for determining such dates;

•

if other than U.S. dollars, the currency or currencies in which debt securities may be denominated and purchased and the currency or currencies (including composite currencies) in which principal, premium, if any, and any interest may be payable;

•

if the currency for which debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

•	if other than denominations of $1,000 and integral multiples thereof in excess of that amount, the denominations in which the debt securities shall be issuable;

•

if other than cash, the type and amount of securities or other property, or the method by which such amount shall be determined, in which principal, premium, if any, and any interest may be payable at the election of us or the purchaser;

•	any mandatory or optional sinking fund, redemption or other similar terms;

•	any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the debt securities;

•	whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

•	information describing any book-entry features;

•	if a trustee other than The Bank of New York Mellon is named for the debt securities, the name of such trustee;

•	any material federal income tax consequences;

•	any material provisions of the indenture that do not apply to the debt securities; and

•	any other specific terms of the debt securities.

          Interest and Interest Rates

          Each debt security will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for at the annual rate, or at a rate determined according to an interest rate formula, stated in the debt security and in an accompanying prospectus supplement or an applicable pricing supplement, until the principal of the debt security is paid or made available for payment. We will pay interest, if any, on each interest payment date and at maturity or upon redemption or repayment, if any. Interest payment date means the date on which payments of interest on a debt security (other than payments on maturity) are to be made. Maturity means the date on which the principal of a debt security becomes due and payable, whether at the stated maturity or by declaration of acceleration or otherwise. Stated maturity means the date specified in a debt security as the date on which principal of the debt security is due and payable. Any debt security that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

          We will pay interest to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the applicable interest payment date. Regular record date means the date on which a debt security must be held in order for the holder to receive an interest payment on the next interest payment date. However, we will pay interest at maturity or upon redemption or repayment to the person to whom we pay the principal. The first payment of interest on any debt security originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next regular record date.

          Unless we specify otherwise in an accompanying prospectus supplement or an applicable pricing supplement, the interest payment dates and the regular record dates for fixed rate debt securities shall be described below under “Fixed Rate Debt Securities.” The interest payment dates for floating rate debt securities shall be as indicated in an accompanying prospectus supplement or an applicable pricing supplement, and unless we specify otherwise in an accompanying prospectus supplement or an applicable pricing supplement, each regular record date for a floating rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date.

          Each debt security will bear interest either at a fixed rate or a floating rate determined by reference to an interest rate formula that may be adjusted by a spread or spread multiplier, if any. Spread means the number of basis points, if any, to be added or subtracted to the Commercial Paper Rate, the Federal Funds Rate, the CD Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a debt security, which amount will be set forth in such debt security and the related accompanying prospectus supplement or an applicable pricing supplement. Spread multiplier means the percentage by which the Commercial Paper Rate, the Federal Funds Rate, the CD Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a debt security is to be multiplied, which amount will be set forth in such debt security and the related accompanying prospectus supplement or an applicable pricing supplement. Any floating rate debt security may also have either or both of the following: (1) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period; and (2) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period.

          The accompanying prospectus supplement or an applicable pricing supplement will designate one of the following interest rate bases as applicable to each debt security:

•	a fixed rate per year, in which case the debt security will be a fixed rate debt security;

•	the Commercial Paper Rate, in which case the debt security will be a Commercial Paper Rate debt security;

•	the Federal Funds Rate, in which case the debt security will be a Federal Funds Rate debt security;

•	the CD Rate, in which case the debt security will be a CD Rate debt security;

•	LIBOR, in which case the debt security will be a LIBOR debt security;

•	EURIBOR, in which case the debt security will be a EURIBOR debt security;

•	the Prime Rate, in which case the debt security will be a Prime Rate debt security;

•	the Treasury Rate, in which case the debt security will be a Treasury Rate debt security; or

•	such other interest rate formula as is set forth in an accompanying prospectus supplement or an applicable pricing supplement.

          We will specify in the accompanying prospectus supplement or an applicable pricing supplement for each floating rate debt security the applicable index maturity for the debt security. Index maturity means the period of time designated by us as the representative maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated as set forth in a floating rate debt security bearing interest at one of those rates and in the accompanying prospectus supplement or the applicable pricing supplement.

          Fixed Rate Debt Securities

          Each fixed rate debt security will bear interest from its date of issue at the annual rate stated on the debt security. Unless we indicate otherwise in an accompanying prospectus supplement or an applicable pricing supplement, the interest payment dates for the fixed rate debt securities will be on February 1 and August 1 of each year and the regular record dates will be on January 15 and July 15 of each year. Unless we specify otherwise in an accompanying prospectus supplement or an applicable pricing supplement, interest on fixed rate debt securities will be computed and paid on the basis of a 360-day year of twelve 30-day months.

          Floating Rate Debt Securities

          The interest rate on each floating rate debt security will be equal to either (1) the interest rate calculated by reference to the specified interest rate formula (as specified in an accompanying prospectus supplement or an applicable pricing supplement) plus or minus the spread, if any, or (2) the interest rate calculated by reference to the specified interest rate formula multiplied by the spread multiplier, if any. We will specify in an accompanying prospectus supplement or an applicable pricing supplement the interest rate basis and the spread or spread multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each floating rate debt security. In addition, such accompanying prospectus supplement or applicable pricing supplement may contain particulars as to the calculation agent, calculation dates, index maturity, initial interest rate, interest determination dates, interest payment dates, regular record dates and interest reset dates with respect to such debt security.

          Except as provided below, interest on floating rate debt securities will be payable on the maturity date and:

•

in the case of floating rate debt securities with a daily, weekly or monthly interest reset date (as defined below), on the third Wednesday of each month or on the third Wednesday of March, June, September and December as specified in an accompanying prospectus supplement or an applicable pricing supplement;

•

in the case of floating rate debt securities with a quarterly interest reset date, on the third Wednesday of March, June, September and December of each year as specified in an accompanying prospectus supplement or an applicable pricing supplement;

•

in the case of floating rate debt securities with a semi-annual interest reset date, on the third Wednesday of two months of each year, as specified in an accompanying prospectus supplement or an applicable pricing supplement; and

•

in the case of floating rate debt securities with an annual interest reset date, on the third Wednesday of one month of each year, as specified in an accompanying prospectus supplement or an applicable pricing supplement.

          If any interest payment date for any floating rate debt security would otherwise be a day that is not a business day for that floating rate debt security, the interest payment date for that floating rate debt security shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a LIBOR debt security or a EURIBOR debt security, if such day falls in the next calendar month, the interest payment date shall be the immediately preceding day that is a business day. If the maturity date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

          As used in this prospectus, business day means:

•

with respect to any payment, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, New York City are authorized or required by law or executive order to close;

•

when used for any other purpose, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, New York City, or in the city in which the corporate trust office of the trustee is located, are authorized or required by law or executive order to close;

•

for debt securities, the interest rate of which is based on LIBOR only, such day shall also be a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a “London business day”);

•

for debt securities, the interest rate of which is based on EURIBOR only, such day shall be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system, or TARGET, is open; and

•

for debt securities having a specified currency other than U.S. dollars only, any day that, in the capital city of the country issuing the specified currency, except for Australian dollars or Canadian dollars, which will be based on the cities of Sydney or Toronto, respectively, is not a day on which banking institutions are authorized or obligated to close, or for euros, which will be any day which is not a day on which TARGET is closed.

          The rate of interest on each floating rate debt security will be reset on the interest reset date that will be weekly, monthly, quarterly, semi-annually or annually, as we specify in an accompanying prospectus supplement or an applicable pricing supplement. The interest reset date will be:

•	in the case of floating rate debt securities (other than Treasury Rate debt securities) that reset weekly, the Wednesday of each week;

•	in the case of Treasury Rate debt securities that reset weekly, the Tuesday of each week;

•	in the case of floating rate debt securities that reset monthly, the third Wednesday of each month;

•	in the case of floating rate debt securities that reset quarterly, the third Wednesday of March, June, September and December;

•

in the case of floating rate debt securities that reset semi-annually, the third Wednesday of two months of each year, as specified in an accompanying prospectus supplement or an applicable pricing supplement, and in the case of floating rate debt securities that reset annually, the third Wednesday of one month of each year, as specified in an accompanying prospectus supplement or an applicable pricing supplement;

          However, in each case the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate debt security will be the initial interest rate set forth in an accompanying prospectus supplement or an applicable pricing supplement. If any interest reset date for any floating rate debt security would otherwise be a day that is not a business day for that floating rate debt security, the interest reset date for that floating rate debt security shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a LIBOR debt security or a EURIBOR debt security, if such business day is in the next succeeding calendar month, the interest reset date shall be the immediately preceding business day.

          The interest rate applicable to each interest accrual period beginning on an interest reset date will be the rate determined on the calculation date, if any, by reference to the interest determination date. Calculation date means the date, if any, on which the calculation agent (as defined below) is to calculate an interest rate for a floating rate debt security.

          Unless otherwise specified in the accompanying prospectus supplement or applicable pricing supplement, the calculation date, where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be. Calculation agent means the agent we appoint to calculate interest rates on floating rate debt securities. The calculation agent will be The Bank of New York Mellon unless we specify otherwise in an accompanying prospectus supplement or an applicable pricing supplement.

          The interest determination date pertaining to an interest reset date will be:

•

the second business day preceding such interest reset date for (1) a Commercial Paper Rate debt security, (2) a Federal Funds Rate debt security, (3) a CD Rate debt security or (4) a Prime Rate debt security;

•	the second business day preceding such interest reset date for a LIBOR debt security or a EURIBOR debt security; or

•	the day of the week in which such interest reset date falls on which Treasury bills would normally be auctioned for a Treasury Rate debt security.

          Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the interest determination date for the Treasury Rate debt security pertaining to the interest reset date occurring in the next succeeding week. If an auction date shall fall on any interest reset date for a Treasury Rate debt security, then such interest reset date shall instead be the first business day immediately following such auction date. Unless otherwise specified in the accompanying prospectus supplement or applicable pricing supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the accompanying prospectus supplement or applicable pricing supplement.

          Unless we specify otherwise in an accompanying prospectus supplement or an applicable pricing supplement, the interest payable on each interest payment date or at maturity for floating rate debt securities will be the amount of interest accrued from and including the issue date or from and including the last interest payment date to which interest has been paid, as the case may be, to, but excluding, such interest payment date or the date of maturity, as the case may be.

          Accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a debt security by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point (e.g., 9.876544% and 9.876545% being rounded to 9.87654% and 9.87655%, respectively)) for each such day is computed by dividing the interest rate (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point) applicable to such date by 360, in the case of Commercial Paper Rate debt securities, Federal Funds Rate debt securities, CD Rate debt securities, LIBOR debt securities, EURIBOR debt securities and Prime Rate debt securities, or by the actual number of days in the year, in the case of Treasury Rate debt securities. All dollar amounts used in or resulting from calculations on floating rate debt securities will be rounded to the nearest cent with one half cent being rounded upward.

          The calculation agent will, upon the request of the holder of any floating rate debt security, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made on the most recent interest determination date with respect to such debt security. For purposes of calculating the rate of interest payable on floating rate debt securities, we will enter into an agreement with the calculation agent.

          In addition to any maximum interest rate that may be applicable to any floating rate debt security, the interest rate on the floating rate debt securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with few exceptions, is 25% per year (calculated on a simple interest basis). This limit only applies to obligations that are less than $2,500,000.

          Commercial Paper Rate Debt Securities

          A Commercial Paper Rate debt security will bear interest at an interest rate calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any, we specify in the Commercial Paper Rate debt security and in an accompanying prospectus supplement or an applicable pricing supplement.

          Unless we indicate otherwise in an accompanying prospectus supplement or an applicable pricing supplement, Commercial Paper Rate for any interest determination date will be the money market yield (calculated as described below) of the rate on that date for commercial paper having the index maturity designated in an accompanying prospectus supplement or an applicable pricing supplement as such rate is published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates” or any successor publication of the Board of Governors of the Federal Reserve System, to which we refer as “H.15(519),” under the heading “Commercial Paper—Nonfinancial.”

          The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•

In the event that such rate is not published prior to 3:00 p.m., New York City time, on the applicable calculation date, then the Commercial Paper Rate shall be the money market yield of the rate on such date for commercial paper having the index maturity designated in an accompanying prospectus supplement or an applicable pricing supplement as published in the daily update of H.15(519), available through the worldwide website of the Board of

Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/ H15/update, or any successor site or publication, to which we refer as “H.15 Daily Update,” under the heading “Commercial Paper—Nonfinancial” (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively).

•

If by 3:00 p.m., New York City time, on such calculation date such rate is not yet published in H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for such interest determination date shall be calculated by the calculation agent and shall be the money market yield of the arithmetic mean (each as rounded to the nearest one hundred-thousandth of a percentage point) of the offered rates of three leading dealers of commercial paper in New York City selected by the calculation agent, after consultation with us, as of 11:00 a.m., New York City time, on such date, for commercial paper having the index maturity designated in an accompanying prospectus supplement or an applicable pricing supplement placed for a non-financial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized securities rating agency.

•

If the dealers selected by the calculation agent are not quoting as mentioned in the previous sentence, the Commercial Paper Rate with respect to such interest determination date will be the same as the Commercial Paper Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

          Money market yield will be a yield (expressed as a percentage rounded to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =	D × 360	× 100

360 – (D × M)

where “D” refers to the annual rate for the commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

          Federal Funds Rate Debt Securities

          A Federal Funds Rate debt security will bear interest at an interest rate calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any, that we specify in the Federal Funds Rate debt security and in an accompanying prospectus supplement or an applicable pricing supplement.

          Unless we indicate otherwise in an accompanying prospectus supplement or an applicable pricing supplement, Federal Funds Rate for any interest determination date will be the rate on that date for federal funds as published in H.15(519) under the heading “Federal Funds (Effective),” as such rate is displayed on Reuters 3000 Xtra Service (“Reuters”) (or any successor service) on page FEDFUNDS1 (or any page which may replace such page).

          The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

•

If that rate is not published by 3:00 p.m., New York City time, on the applicable calculation date, the Federal Funds Rate will be the rate on such interest determination date as published in H.15 Daily Update under the heading “Federal Funds (Effective).”

•

If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the applicable calculation date, then the Federal Funds Rate for such interest determination date will be calculated by the calculation agent and will be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the rates as of 9:00 a.m., New York City time, on such date for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in New York City selected by the calculation agent, after consultation with us.

•

If the brokers selected by the calculation agent are not quoting as mentioned in the previous sentence, the Federal Funds Rate with respect to such interest determination date will be the same as the Federal Funds Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

          CD Rate Debt Securities

          A CD Rate Note will bear interest at an interest rate calculated with reference to the CD Rate and the spread or spread multiplier, if any, that we specify in the CD Rate debt security and in an accompanying prospectus supplement or an applicable pricing supplement.

          Unless we indicate otherwise in an accompanying prospectus supplement or an applicable pricing supplement, the CD Rate for any interest determination date will be the rate on that date for negotiable certificates of deposit having the index maturity designated in an accompanying prospectus supplement or an applicable pricing supplement as published in H.15(519) under the heading “CDs (Secondary Market).”

          The following procedures will be followed if the CD Rate cannot be determined as described above:

•

If that rate is not published by 3:00 p.m., New York City time, on the applicable calculation date, the CD Rate will be the rate on such interest determination date for negotiable certificates of deposit of the index maturity designated in an accompanying prospectus supplement or an applicable pricing supplement as published in H.15 Daily Update under the heading “CDs (Secondary Market).”

•

If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on such calculation date, then the CD Rate on such interest determination date will be calculated by the calculation agent and will be the arithmetic mean (each as rounded to the nearest one hundred-thousandth of a percentage point) of the secondary market offered rates as of 10:00 a.m., New York City time, on such date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity designated in an accompanying prospectus supplement or an applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•

If the dealers selected by the calculation agent are not quoting as mentioned in the previous sentence, the CD Rate with respect to such interest determination date will be the same as the CD Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

          LIBOR Debt Securities

          A LIBOR debt security will bear interest at an interest rate calculated with reference to LIBOR and the spread or spread multiplier, if any, that we specify in the LIBOR debt security and in an accompanying prospectus supplement or an applicable pricing supplement.

          Unless we indicate otherwise in an accompanying prospectus supplement or an applicable pricing supplement, LIBOR will be determined by the calculation agent in accordance with the following provisions in the order set forth below:

•

On each interest determination date, LIBOR will be determined on the basis of the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in an accompanying prospectus supplement or an applicable pricing supplement commencing on the second business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) or a successor reporter of such rates selected by the calculation agent and acceptable to us, as of 11:00 a.m., London time, on such interest determination date. If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

•

With respect to an interest determination date relating to a LIBOR debt security to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected by the calculation agent after consultation with us to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the accompanying prospectus supplement or applicable pricing supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is at least U.S.$1,000,000 or the approximate equivalent in such index currency that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the accompanying prospectus supplement or applicable pricing supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the accompanying prospectus supplement or applicable pricing supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is at least U.S.$1,000,000 or the approximate equivalent in such index currency that is representative for a single transaction in such market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by the calculation agent after consultation with us; provided, however, that if fewer than three reference banks so selected by the calculation agent are quoting such rates as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

          “Index currency” means the currency (including currency units and composite currencies) specified in the accompanying prospectus supplement or applicable pricing supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the accompanying prospectus supplement or applicable pricing supplement, the index currency will be U.S. dollars.

          “Designated LIBOR Page” means the display on page LIBOR01 (or any other page specified in the accompanying prospectus supplement or applicable pricing supplement) of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

          EURIBOR Debt Securities

          Each EURIBOR debt security will bear interest for each interest reset period at an interest rate equal to EURIBOR and any spread or spread multiplier as specified in the debt security and an accompanying prospectus supplement or an applicable pricing supplement.

          The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second business day prior to the interest reset date for each interest reset period.

          On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows.

          The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in an accompanying prospectus supplement or an applicable pricing supplement, commencing on the interest reset date, which appears on page EURIBOR01 on Reuters or any successor service as of 11:00 a.m., Brussels time, on that interest determination date.

          If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows:

•	The calculation agent for the EURIBOR debt security will select four major banks in the euro-zone interbank market after consultation with us.

•

The calculation agent will request that the principal euro-zone offices of those four selected banks provide their offered quotations to prime banks in the euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least €1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at that time.

	(1)	If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of those quotations.

	(2)	If less than two quotations are provided, the calculation agent will select three major banks in the euro-zone after consultation with us and follow the steps in the two bullet points below:

•

The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in the euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least €1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at that time.

•

If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, the rate of interest will be the initial interest rate.

          “Euro-zone” means the region comprised of the member states of the European Union that adopted the Euro as their single currency in accordance with the Treaty establishing the European Community, as amended.

          Prime Rate Debt Securities

          A Prime Rate debt security will bear interest at an interest rate calculated with reference to the Prime Rate and the spread or spread multiplier, if any, that we specify in the Prime Rate debt security and in an accompanying prospectus supplement or an applicable pricing supplement.

          Unless we indicate otherwise in an accompanying prospectus supplement or an applicable pricing supplement, Prime Rate for any interest determination date will be the rate on that date as published in H.15(519) under the heading “Bank Prime Loan.”

          The following procedures will be followed if the Prime Rate cannot be determined as described above:

•

If the rate is not published by 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the rate on that interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading “Bank Prime Loan.”

•

If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters page USPRIME1 (“Reuters page USPRIME1”) as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on Reuters page USPRIME1 on that interest determination date.

•

If fewer than four rates appear on Reuters page USPRIME1 for that interest determination date, the calculation agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by three major banks in New York City selected by the calculation agent, after consultation with us, from which quotations are requested.

•

If the banks so selected by the calculation agent are not quoting rates as described above, the Prime Rate with respect to that interest determination date will be the same as the Prime Rate for the immediately preceding interest reset period (or, if there was no preceding interest rate period, the rate of interest will be the initial interest rate).

          Treasury Rate Debt Securities

          A Treasury Rate debt security will bear interest at an interest rate calculated with reference to the Treasury Rate and the spread or spread multiplier, if any, that we specify in the Treasury Rate debt security and in an accompanying prospectus supplement or an applicable pricing supplement.

          Unless we indicate otherwise in an accompanying prospectus supplement or an applicable pricing supplement, the Treasury Rate for any interest determination date will be the rate applicable to the auction held on such date of direct obligations of the United States (“Treasury bills”) having the index maturity specified in the accompanying prospectus supplement or applicable pricing supplement as such rate appears opposite the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page) or page USAUCTION11 (or any other page as may replace such page).

          The following procedures will be followed if the Treasury Rate cannot be determined as above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading “U.S. Government Securities/Treasury Bills/Auction High.”

•

In the event that the results of the auction of Treasury bills having the index maturity specified in an accompanying prospectus supplement or an applicable pricing supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such calculation date, or if no such auction is held on such interest determination date, then the calculation agent will determine the Treasury Rate to be the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury.

•

In the event that the auction rate of Treasury bills having the index maturity designated in the accompanying prospectus supplement or applicable pricing supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the accompanying prospectus supplement or applicable pricing supplement as published in H.15(519) under the heading “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 Daily

Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers selected by the calculation agent after consultation with us for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the accompanying prospectus supplement or applicable pricing supplement.

•

If the dealers selected by the calculation agent are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

Bond Equivalent Yield means a yield (expressed as a percentage) calculated as follows:

Bond Equivalent Yield =	D × N	× 100

360 – (D × M)

where “D” refers to the applicable annual rate for the Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

          Amortizing Debt Securities

          We may from time to time offer amortizing debt securities on which a portion or all of the principal amount is payable prior to stated maturity:

•	in accordance with a schedule;

•	by application of a formula; or

•	based on an index.

Further information concerning additional terms and conditions of any amortizing debt securities, including terms of repayment of such debt securities, will be set forth in the accompanying prospectus supplement or applicable pricing supplement.

          Indexed Debt Securities

          We may also issue indexed debt securities on which the principal amount payable at maturity, premium, if any, and/or interest payments are determined with reference to the price or prices of specified commodities (including baskets of commodities), securities (including baskets of securities), interest rate indices, interest rate or exchange rate swap indices, the exchange rate of one or more specified currencies (including baskets of currencies or a composite currency) relative to an indexed currency, or such other price or exchange rate or other financial or non-financial index or indices as we may specify in such indexed debt security and in the accompanying prospectus supplement or applicable pricing supplement for the indexed debt security. Holders of indexed debt securities may receive a principal amount at maturity that is greater than or less than the face amount of the indexed debt securities depending upon the relative value at maturity of the specified index. We will provide information on the method for determining the principal payable at maturity, premium, if any and/or interest payments in an accompanying prospectus supplement or an applicable pricing supplement for the indexed debt securities. Certain historical information, where applicable, with respect to the specified indexed item or items and tax considerations associated with an investment in indexed debt securities will also be provided in an accompanying prospectus supplement or an applicable pricing supplement.

          Notwithstanding anything to the contrary contained herein or in the accompanying prospectus or the applicable pricing supplement, for purposes of determining the rights of a holder of an indexed debt security in respect of voting for or against amendments to the indenturesand modifications and the waiver of rights thereunder, the principal amount of such indexed debt security shall be deemed to be equal to the face amount thereof upon issuance. The amount of principal payable at maturity will be specified in an accompanying prospectus supplement or an applicable pricing supplement.

Original Issue Discount Debt Securities

          We may issue original issue discount debt securities at an issue price (as specified in the accompanying prospectus supplement or applicable pricing supplement) that is less than 100% of the principal amount of such debt securities (i.e., par). Original issue discount debt securities may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount debt security and par is referred to herein as the “discount.” In the event of redemption, repayment or acceleration of maturity of an original issue discount debt security, the amount payable to the holder of an original issue discount debt security will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount debt security (if applicable), multiplied by the initial redemption percentage specified in the accompanying prospectus supplement or applicable pricing supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount debt security accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

          Unless otherwise specified in the accompanying prospectus supplement or applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount debt security, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount debt security (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount debt security and an assumption that the maturity of such original issue discount debt security will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount debt security is shorter than the compounding period for such original issue discount debt security, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code.

          Certain original issue discount debt securities may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount debt securities may be treated as issued with original issue discount for federal income tax purposes. We refer you to “Certain U.S. Federal Income Tax Consequences.”

Payment

          Unless otherwise specified in an accompanying prospectus supplement or an applicable pricing supplement, principal and premium, if any, and interest, if any, on the debt securities will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the address registered with the trustee.

          If the principal of or premium, if any, and interest, if any, on any series of debt securities is payable in foreign currencies or if debt securities are sold for foreign currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to such debt securities will be described in an accompanying prospectus supplement or an applicable pricing supplement.

Redemption and Repayment

          Unless we specify otherwise in an accompanying prospectus supplement or an applicable pricing supplement, the debt securities will not be redeemable prior to their stated maturity. If we so specify in an accompanying prospectus supplement or an applicable pricing supplement, the debt security will be redeemable on or after the date or dates set forth in such supplement, either in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount to be redeemed or at such other price or prices set forth in such prospectus supplement or pricing supplement. We will pay interest accrued on a redeemed debt security to the date of redemption, and will give notice of redemption no more than 60 and not less than 30 days prior to the date of redemption. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in the accompanying prospectus supplement or an applicable pricing supplement.

Covenants Relating to Us

          The covenants in the indenture include the following:

          Transactions With Affiliates. Neither we nor any of our subsidiaries will engage in any transaction with any of our affiliates unless the transaction is on a basis not materially less favorable to us or our subsidiary than would be the case if we had effected the transaction with a non-related third party. See Section 12.08. Our affiliates are defined as any corporation controlling, controlled by or under common control with us. See Section 1.01. Our subsidiaries means any corporation of which we own or control, directly or indirectly, more than 50% of each class of its voting stock. See Section 1.01.

          Maintenance of Net Worth. The indenture requires that we shall at all times maintain a net worth of at least $50,000,000. See Section 12.09. Net worth is defined in the indenture to include, at any date, the aggregate stated value of all classes of our capital stock plus the aggregate amount of the consolidated surplus, whether capital, earned or other, of us and our consolidated subsidiaries, calculated in accordance with generally accepted accounting principles, to which we refer as GAAP. See Section 1.01.

          Restrictions as to Liens. Neither we nor any of our subsidiaries will create, assume or allow to exist any mortgage, pledge, encumbrance, lien or charge of any kind upon our or their properties or assets, whether now owned or hereafter acquired, or acquire or agree to acquire property or assets under any conditional sale agreement or other title retention agreement. However, we may incur or allow to exist on our and our subsidiaries’ property the following types of liens:

•	liens for taxes and governmental charges not yet due or being contested in good faith;

•	liens incidental to the conduct of our business not incurred in connection with the issuance or assumption of debt;

•

liens on our deposits or on a subsidiary’s deposits with banks, in accordance with customary and established banking practice, in connection with our providing financial accommodations to any person in the ordinary course of business;

•	liens securing obligations of a subsidiary to us or to another subsidiary;

•	certain liens on after acquired tangible property and purchase money liens; and

•	extensions, renewals or replacements of any of such liens.

See Section 12.10.

          However, we and any subsidiary may create, assume or suffer to exist a lien or charge upon any of our assets in connection with the issuance or assumption of secured debt that would otherwise be subject to the above restrictions, provided that the aggregate amount of all such secured debt does not exceed 10% of our borrowing base. See Section 12.10. Borrowing base means the sum of (i) the outstanding debt owed by us to American Express Company or a subsidiary of American Express Company that has been subordinated to the debt securities plus (ii) net worth as defined above. See Section 1.01. Debt is defined as all obligations that in accordance with GAAP would be included in determining total liabilities on the liabilities side of our balance sheet and all obligations guaranteeing debt of any third person. See Section 1.01.

          Ownership of our Capital Stock. American Express Company will at all times own, directly or indirectly, 100% of our common stock and shares representing not less than 80% of the total combined voting power of all shares issued by us having ordinary voting rights. See Section 12.11.

          Release from Covenants. Except as otherwise set forth in an accompanying prospectus supplement or an applicable pricing supplement relating to any series of the debt securities, the covenants described above will cease to be binding on us from and after the ninety-first day following our deposit with the trustee, in trust, of sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such debt securities, provided that (x) we have made such a deposit, in trust, of sufficient cash and/or government securities; (y) we have paid all other sums payable under the indenture in connection with such series of the debt securities, including all amounts due to the trustee; and (z) we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent to such release have been met. See Section 12.15.

Modification of the Indenture

          We may make modifications and amendments of the indenture with respect to one or more series of debt securities by supplemental indenture without the consent of the holders of those debt securities in the following instances:

•	to evidence the succession of another corporation to us and the assumption by such successor of our obligations under the indenture;

•	to add to or modify our covenants or events of default for the benefit of the holders of the debt securities;

•	to establish the form or terms of the debt securities of any series;

•	to cure any ambiguity or make any other provisions with respect to matters or questions arising under the indenture that will not adversely affect the interests of the holders in any material respect;

•	to modify, eliminate or add to the provisions of the indenture as necessary to qualify it under any applicable federal law;

•	to name, by supplemental indenture, a trustee other than The Bank of New York Mellon for a series of debt securities;

•	to provide for the acceptance of appointment by a successor trustee;

•	to add to or modify the provisions of the indenture to provide for the denomination of debt securities in foreign currencies;

•	to supplement any provisions of the indenture as is necessary to permit or facilitate the defeasance and discharge of any debt securities as described in this prospectus;

•	to prohibit the authentication and delivery of additional series of debt securities;

•	to modify the provisions of the indenture in accordance with amendments to the Trust Indenture Act provided that such modifications do not materially affect the interests of securityholders; or

•	to modify the provisions of the indenture provided that such modifications do not apply to any outstanding security.

          Any other modifications or amendments of the indenture by way of supplemental indenture require the consent of the holders of a majority in principal amount of the debt securities at the time outstanding of each series affected. However, no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•	modify the terms of payment of principal, premium or interest;

•	reduce the percentage of holders of debt securities necessary to modify or amend the indenture or waive our compliance with any restrictive covenant;

•

modify the provisions governing supplemental indentures with consent of holders or waiver of past defaults except to increase the percentage of consents required to provide that certain other provisions cannot be varied without unanimous consent; or

•	subordinate the indebtedness evidenced by the debt securities to any of our other indebtedness.

See Sections 11.01 and 11.02.

Events of Default, Notice and Waiver

          The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indenture.

          Unless otherwise stated in the accompanying prospectus supplement or an applicable pricing supplement, an event of default with respect to any series of debt securities will be:

•	default in the payment of the principal of, or premium, if any, on any debt security of that series when it is due and payable;

•	default in making a sinking fund payment or analogous obligation, if any, when due and payable;

•	default for 30 days in the payment of an installment of interest, if any, on any debt security of that series;

•

failure of American Express Company, directly or indirectly, to own 100% of our common stock and to own shares representing at least 80% of the total combined voting power of all of our issued shares having ordinary voting rights;

•	default for 60 days after written notice to us in the performance of any other covenant in respect of the debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our property;

•

an event of default with respect to any other series of debt securities outstanding under the indenture or as defined in any other indenture or instrument under which we have outstanding any indebtedness for borrowed money, as a result of which indebtedness of us of at least $50,000,000 principal amount shall have been accelerated and that acceleration shall not have been annulled within 15 days after written notice thereof; and

•	and any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or the supplemental indenture under which that series of debt securities is issued.

See Section 7.01.

          An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of the holders of that series. See Section 8.02.

          If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of 25% in aggregate principal amount of the debt securities of that series may declare the principal, or in the case of discounted debt securities, such portion thereof as may be described in an accompanying prospectus supplement or an applicable pricing supplement, of all the debt securities of that series to be due and payable immediately. See Section 7.02.

          The indenture contains a provision entitling the trustee to be indemnified to its reasonable satisfaction by the holders before exercising any right or power under the indenture at the request of any of the holders. See Section 8.03. The indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the debt securities of that series. See Section 7.12. The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent including notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal and premium, if any, at stated maturity and interest on any overdue principal and interest or to institute suit for the enforcement thereof. See Sections 7.07 and 7.08.

          The holders of not less than a majority in principal amount of the outstanding debt securities of any series under the indenture may on behalf of the holders of all the debt securities of that series waive any past defaults, except a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of that series and a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each debt security affected. See Section 7.13.

          We are required by the indenture to furnish to the trustee annual statements as to the fulfillment of our obligations under the indenture. See Sections 9.04 and 12.06.

Defeasance of the Indenture and Debt Securities

          The indenture permits us to be discharged from our obligations under the indenture and with respect to a particular series of debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. See Section 6.02.

          Unless an accompanying prospectus supplement or an applicable pricing supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such series of debt securities, then from and after the ninety-first day following such deposit:

•	we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any such series; and

•

our obligations under the indenture with respect to the debt securities of that series will cease to be in effect, except for certain obligations to register the transfer or exchange of the debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust.

          The indenture also provides that the defeasance will not be effective unless we deliver to the trustee a written opinion of our counsel to the effect that holders of the debt securities subject to defeasance will not recognize gain or loss on those debt securities for federal income tax purposes solely as a result of the defeasance and that the holders of those debt securities will be subject to federal income tax in the same amounts and at the same times as would be the case if the defeasance had not occurred. See Section 6.02.

          Following the defeasance, holders of the applicable debt securities would be able to look only to the trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.

Governing Law

          The laws of the State of New York will govern the indenture and the debt securities.

Concerning the Trustee

          The Bank of New York Mellon, the trustee under the indenture, provides corporate trust services to us. In addition, affiliates of the trustee provide investment banking, bank and corporate trust services and extend credit to our affiliate, American Express Company, and many of its subsidiaries. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.

Global Securities and Global Clearance and Settlement Procedures

          We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in the prospectus supplement or an applicable pricing supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

          Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

          So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

          Unless stated otherwise in an accompanying prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear, (outside of the United States) if you are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

          As long as the debt securities of a series are represented by the global securities, we will pay principal of and interest and premium on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

          We have been advised by DTC, Clearstream, Luxembourg and Euroclear, respectively, as follows:

•

As to DTC: DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

•

As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société

anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

Distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

•

As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

o	transfers of securities and cash within Euroclear;

o	withdrawal of securities and cash from Euroclear; and

o	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

          Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:

•	the depositary notifies us that it is unwilling or unable to continue as depositary and we do not appoint a successor within 90 days;

•	the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days; or

•	we decide in our sole discretion and subject to DTC’s procedures that we do not want to have the debt securities of that series represented by global certificates.

          If any of the events described in the preceding paragraph occurs, we will issue definitive securities in certificated form in an amount equal to a holder’s beneficial interest in the securities. Definitive securities will be issued in minimum denominations of $1,000 and integral multiples thereof in excess of that amount, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

          In the event definitive securities are issued:

•	holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan;

•

holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of The Bank of New York Mellon. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

any moneys we pay to our paying agents for the payment of principal and interest on the debt securities that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

          You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

          Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DESCRIPTION OF WARRANTS

          We may issue warrants for the purchase of debt securities. We may issue warrants independently or together with any debt securities offered by any prospectus supplement or applicable pricing supplement. The warrants may be attached to or separate from such debt securities. Warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing the warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain provisions of the form of warrant agreement and the warrants does not purport to be complete and further terms will be described in an accompanying prospectus supplement or an applicable pricing supplement.

          The accompanying prospectus supplement or an applicable pricing supplement that accompanies this prospectus will describe the following terms and other information with respect to the warrants that may be offered:

•	the offering price;

•	the currency or currencies for which warrants may be purchased;

•	the designation, aggregate principal amount, currency or currencies and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each debt security;

•	if applicable, the date on and after which the warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of one warrant and the price and currency or currencies at which that principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which that right expires;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

          Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the debt securities purchasable upon exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise or to enforce covenants in the indenture.

ERISA CONSIDERATIONS

          A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended, to which we refer as ERISA, should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

          Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended, to which we refer as the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under federal, state or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

          We, directly or through our affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of plans. A purchase of offered securities by any such plan would be likely to result in a prohibited transaction between us and the plan.

          Accordingly, unless otherwise provided in the related prospectus supplement, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions, to which we refer as PTCE, issued by the United States Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers;

•	PTCE 95-60 for transactions involving insurance company general accounts;

•	PTCE 91-38 for transactions involving bank collective investment funds;

•	PTCE 90-1 for transactions involving insurance company separate accounts; or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

          In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more than “adequate consideration” in connection with the transaction, which we refer to as the service provider exemption.

          Unless otherwise provided in the related prospectus supplement or applicable pricing supplement, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to us on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

(a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing securities or interest there on behalf of, or with “plan assets” of, any such plan;

          (b) its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempt by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption; or

          (c) it is a governmental plan (as defined in Section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.

          Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.

          Please consult the accompanying prospectus supplement or an applicable pricing supplement for further information with respect to a particular offering of securities.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of certain United States federal income tax considerations that may be relevant to persons considering the purchase of the debt securities covered by this prospectus. For a discussion of certain United States federal income tax considerations that may be relevant to persons considering the purchase of amortizing debt securities or indexed debt securities (described above), please refer to the accompanying prospectus supplement or applicable pricing supplement. Persons considering the purchase of warrants should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition thereof.

          This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. This summary deals only with debt securities that will be held as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a “functional currency” other than the U.S. dollar. Prospective purchasers of debt securities should review the accompanying prospectus supplements or applicable pricing supplements for summaries of special United States federal income tax considerations that may be relevant to a particular issue of debt securities, including any floating rate debt securities or foreign currency debt securities (defined below).

          As used herein, the term “United States Holder” means a beneficial owner of a debt security that is (i) a citizen or resident of the United States; (ii) a corporation (or an entity taxable as a corporation for United States federal income tax purposes), that was established under the laws of the United States, any state thereof, or the District of Columbia; or (iii) an estate or trust whose world-wide income is subject to United States federal income tax. If a partnership holds debt securities, the tax treatment of partners will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding debt securities should accordingly consult their own tax advisors. As used herein, the term “Non-United States Holder” means a beneficial owner of a debt security that is not a United States Holder and is not a partnership.

Tax Consequences to United States Holders

          Payments of Interest. Payments of qualified stated interest (as defined below under “— Original Issue Discount”) on a debt security will be taxable to a United States Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States Holder’s method of tax accounting).

          Unless otherwise specified in an applicable debt security, debt securities will be denominated in U.S. dollars and payments of principal of, and interest on, debt securities will be made in U.S. dollars. Debt securities may be denominated in a currency other than U.S. dollars, which we refer to as foreign currency debt securities. If such payments of interest are made with respect to a foreign currency debt security, the amount of interest income realized by a United States Holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A United States Holder that uses the accrual method of accounting for tax purposes will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the United States Holder’s taxable year) or, at the accrual-basis United States Holder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A United States Holder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service, or IRS. A United States Holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a foreign currency debt security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

          Purchase, Sale, Exchange and Retirement of Debt Securities. A United States Holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest (as defined below) made on such debt security.

          In the case of a foreign currency debt security, the cost of such debt security to a United States Holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency debt security that is traded on an established securities market, a cash-basis United States Holder (and, if it so elects, an accrual-basis United States Holder) will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States Holder’s tax basis in a debt security in respect of original issue discount, market discount and premium denominated in a specified currency will be determined in the manner described under “—Original Issue Discount” and “—Premium and Market Discount” below. The conversion of U.S. dollars to a specified currency and the immediate use of the specified currency to purchase a foreign currency debt security generally will not result in taxable gain or loss for a United States Holder.

          Upon the sale, exchange or retirement of a debt security, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the United States Holder’s tax basis in such debt security. If a United States Holder receives a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a foreign currency debt security that is traded on an established securities market, a cash-basis United States Holder and, if it so elects, an accrual-basis United States Holder will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to accrual-basis United States Holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

          Except as discussed below with respect to market discount, short-term debt securities (as defined below) and foreign currency gain or loss, gain or loss recognized by a United States Holder generally will be long-term capital gain or loss if the United States Holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual United States Holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

          Gain or loss recognized by a United States Holder on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities.

          Original Issue Discount. United States Holders of debt securities with original issue discount, or OID, generally will be subject to the special tax accounting rules for obligations issued with original issue discount provided by the Code and certain regulations promulgated thereunder, which we refer to as the OID Regulations. Debt securities issued with OID will be referred to as original issue discount debt securities. Notice will be given in the accompanying prospectus supplement or an applicable pricing supplement when we determine that a particular debt security is an original issue discount debt security. United States Holders of such original issue discount debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

          A debt security will generally be considered to be issued with OID if its stated redemption price at maturity (as defined below) exceeds its issue price (as defined below) by more than a de minimis amount (generally, 0.25% of such stated redemption price multiplied by the number of complete years to maturity). The “stated redemption price at maturity” of a debt security is generally the sum of all payments to be made on the debt security other than payments of qualified stated interest (as defined below). “Qualified stated interest” is generally stated interest that is unconditionally payable in cash or in property (other than our debt instruments) at least annually during the entire term of a debt security at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The “issue price” of each debt security in a particular offering will generally be the first price at which a substantial amount of that particular offering is sold to the public (ignoring sales to underwriters, placement agents or wholesalers).

          In general, each United States Holder of an original issue discount debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that the United States Holder owns the debt security. The daily portions of OID on an original issue discount debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an original issue discount debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial United States Holder, the amount of OID on an original issue discount debt security allocable to each accrual period is determined by (a) multiplying the adjusted issue price (as defined below) of the original issue discount debt security at the beginning of the accrual period by the yield to maturity (as defined below) of such original issue discount debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The “adjusted issue price” of an original issue discount debt security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. As a result of this “constant-yield” method of including OID in income, the amounts includible in income by a United States Holder in respect of an original issue discount debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

          In the case of an original issue discount debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will generally be determined for these purposes as though the original issue discount debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to the interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index). Persons considering the purchase of floating rate debt securities should carefully examine the accompanying prospectus supplement or an applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.

          A United States Holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such United States Holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the United States Holder, the United States Holder making such election will also be deemed to have made the election (discussed below under “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

          In the case of an original issue discount debt security that is also a foreign currency debt security, a United States Holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above, and (b) translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a United States Holder’s taxable year) or, at the United States Holder’s election (as described above under “—Payments of Interest”), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, a United States Holder of an original issue discount debt security that is also a foreign currency debt security may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar original issue discount debt security denominated in U.S. dollars. All payments on an original issue discount debt security (other than payments of qualified stated interest) will generally be viewed first as payments of previously accrued OID (to the extent thereof), with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount debt security), a United States Holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount debt security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

          A subsequent United States Holder of an original issue discount debt security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or an initial United States Holder that purchases an original issue discount debt security at a price other than the debt security’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the United States Holder acquires the original issue discount debt security at a price greater than its adjusted issue price, such holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

          Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument”, such debt security will be subject to special rules, which we refer to as the Contingent Payment Regulations, that govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as Contingent Debt Obligations. Prospective purchasers of floating rate debt securities should carefully examine the accompanying prospectus supplement or an applicable pricing supplement to see if the Company has determined such debt securities constitute Contingent Debt Obligations. If it has, they should consult their own tax advisors with respect to the tax consequences to them of such obligations.

          Certain of the debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the accompanying prospectus supplement or an applicable pricing supplement. Debt securities containing such features, in particular original issue discount debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the accompanying prospectus supplement or an applicable pricing supplement and should consult their own tax advisors with respect to such debt securities because the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

          Premium and Market Discount. A United States Holder of a debt security that purchases the debt security at a cost greater than its remaining redemption amount (as defined in the third preceding paragraph) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the United States Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A United States Holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. Original issue discount debt securities purchased at a premium will not be subject to the OID rules described above.

          In the case of premium in respect of a foreign currency debt security, a United States Holder should calculate the amortization of such premium in the specified currency. Amortization deductions attributable to a period reduce interest income attributable to payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by the United States Holder for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates such premium is recovered through interest payments on the debt security and the exchange rate on the date on which the United States Holder acquired the debt security.

          With respect to a United States Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the United States Holder’s tax basis when the debt security matures or is disposed of by the United States Holder. Therefore, a United States Holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as a capital loss when the debt security matures.

          If a United States Holder of a debt security purchases the debt security at a price that is lower than its remaining redemption amount or, in the case of an original issue discount debt security, its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount” in the hands of such United States Holder. In such case, gain realized by the United States Holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States Holder. In addition, the United States Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security or, at the election of the United States Holder, under a constant yield method. Market discount on a foreign currency debt security will be accrued by a United States Holder in the specified currency. The amount includible in income by a United States Holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that the debt security is disposed of by the United States Holder.

          A United States Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a United States Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the United States Holder’s taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

          Short-Term Debt Securities. The rules set forth above will also generally apply to debt securities having maturities of not more than one year, which we refer to as short-term debt securities, but with modifications, certain of which are summarized below:

          First, the OID Regulations treat none of the interest on a short-term debt security as qualified stated interest. Thus, all short-term debt securities will be original issue discount debt securities. OID will be treated as accruing on a short-term debt security ratably or, at the election of a United States Holder, under a constant yield method.

          Second, a United States Holder of a short-term debt security that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the short-term debt security as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a United States Holder may be required to defer the deduction of interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a United States Holder will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the United States Holder held the debt security. Notwithstanding the foregoing, a cash-basis United States Holder of a short-term debt security may elect to accrue original issue discount into income on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A United States Holder using the accrual method of tax accounting and certain cash-basis United States Holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include original issue discount on a short-term debt security in income on a current basis.

          Third, any United States Holder (whether cash or accrual basis) of a short-term debt security can elect to accrue the “acquisition discount,” if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the United States Holder, under a constant-yield method based on daily compounding.

          Finally, the market discount rules will not apply to a short-term debt security.

          Floating Rate Debt Securities and Other Debt Securities Providing for Contingent Payments. The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. Prospective purchasers of debt securities should carefully examine the accompanying prospectus supplement or applicable pricing supplements to see if we have determined that such debt securities constitute Contingent Debt Obligations. If we have, prospective purchasers should consult their own tax advisors with respect to the tax consequences to them of such obligations.

          Information Reporting and Backup Withholding. The issuing and paying agent will be required to file information returns with the IRS with respect to payments made to United States Holders of debt securities unless an exemption exists. In addition, United States Holders who are not exempt will be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the issuing and paying agent. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

Tax Consequences to Non-United States Holders

          Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax generally will be required with respect to the payment by us or any issuing and paying agent of principal or interest (which for purposes of this discussion includes OID) on a debt security owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to us through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a debt security is described in section 881(c)(3)(A) of the Code and (iv) in the case of a registered debt security, the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-United States Holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that is it a Non-United States Holder);

          (b) a Non-United States Holder will generally not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of a debt security, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met;

          (c) a debt security beneficially owned by an individual who at the time of death is a Non-United States Holder will generally not be subject to United States federal estate tax as a result of such individual’s death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such debt security would not have been, if received at the time of such individual’s death, effectively connected with the conduct of a United States trade or business by such individual.

          Notwithstanding the foregoing, a Non-United States Holder generally will be taxed in the same manner as a United States Holder with respect to interest income that is effectively connected with its U.S. trade or business. In addition, under certain circumstances, effectively connected interest income of a corporate Non-United States Holder may be subject to a “branch profits” tax imposed at a 30% rate. A Non-United States Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

          United States information reporting requirements and backup withholding tax will not apply to payments on a debt security if the beneficial owner (1) certifies its Non-United States Holder status under penalties of perjury, generally made, under current procedures, on IRS Form W-8BEN, or satisfies documentary evidence requirements for establishing that it is a Non-United States Holder, or (2) otherwise establishes an exemption.

          Information reporting requirements will generally not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a foreign broker, provided that such broker derives less than 50% of its gross income for particular periods from the conduct of a trade or business in the United States, is not a controlled foreign corporation for United States federal income tax purposes, and is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by United States persons or is engaged in the conduct of a United States trade or business.

          Backup withholding tax will generally not apply to the payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of any broker. However, information reporting requirements will be applicable to such payment unless (1) such broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Information reporting requirements and backup withholding tax will apply to the payment of the proceeds of a sale of a debt security by the U.S. office of a broker, unless the beneficial owner certifies its Non-United States Holder status under penalties of perjury or otherwise establishes an exemption.

          For purposes of applying the above rules for Non-United States Holders to an entity that is treated as a pass-through entity, such as a partnership or trust, the beneficial owner means each of the ultimate beneficial owners of the entity.

          The rules regarding withholding, backup withholding and information reporting for Non-United States Holders are complex, may vary depending on a holder’s particular situation, and are subject to change. In addition, special rules apply to certain types of Non-United States Holders including partnerships, trusts and other entities treated as pass-through entities for United States federal income tax purposes. Non-United States Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

European Union Directive on Taxation of Certain Interest Payments

          Under Council Directive 2003/48/EC on the taxation of savings income, each Member State is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual beneficial owner resident in that other Member State. However, for a transitional period, Austria, Belgium and Luxembourg will (unless during such period they elect otherwise) instead apply a withholding system in relation to such payments. Under such a withholding system, tax will be deducted unless the recipient of the interest payment elects instead for an exchange of information procedure. The current rate of withholding is 20% and it will be increased to 35% with effect from 1 July 2011. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to similar exchange of information procedures relating to interest and other similar payments.

          A number of non-EU countries, and certain dependent or associated territories of certain Member States, have agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within their respective jurisdictions to an individual beneficial owner resident in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to an individual beneficial owner resident in one of those territories.

PLAN OF DISTRIBUTION

          We may sell the debt securities or warrants to purchase debt securities from time to time in one or more of the following ways:

•	through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any such methods of sale.

          The prospectus supplement or an applicable pricing supplement with respect to the offered securities will set forth the terms of the offering, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the offered securities and the proceeds to us from their sale;

•	any underwriting discounts or sales agents’ commissions and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which those securities may be listed.

          Only underwriters or agents named in the accompanying prospectus supplement or applicable pricing supplement are deemed to be underwriters or agents in connection with the securities offered thereby.

          If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and unless otherwise specified in the accompanying prospectus or an applicable prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered by such accompanying prospectus supplement or applicable pricing supplement relating to that series if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          We may also sell securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in the accompanying prospectus supplement or applicable pricing supplement, and any commissions payable by us to that agent will be set forth in the accompanying prospectus supplement or applicable pricing supplement. Unless otherwise indicated in such accompanying prospectus supplement or applicable pricing supplement, any agent will be acting on a best efforts basis for the period of its appointment.

          If so indicated in an accompanying prospectus supplement or applicable pricing supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities, which offers provide for payment and delivery on a future date specified in such accompanying prospectus supplement or applicable pricing supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities that may be sold pursuant to these arrangements.

          Institutional investors to which offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will only be subject to the following two conditions:

•

the purchase by an institution of the particular securities will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject; and

•

if the particular securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of those securities less the principal amount thereof covered by such arrangements.

          Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance of us or institutional investors thereunder.

          In connection with an offering of debt securities, underwriters may purchase and sell debt securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of debt securities in excess of the principal amount of debt securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the debt securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of debt securities made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the debt securities being offered. They may also cause the price of the debt securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

          Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect. Underwriters and agents or their affiliates may engage in transactions with, or perform services for, us and our affiliates, including American Express Company, in the ordinary course of business.

LEGAL MATTERS

          The validity of the securities will be passed upon for us by David S. Carroll, Counsel of American Express Credit Corporation. Unless otherwise stated in the accompanying prospectus supplement or applicable pricing supplement, certain legal matters will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for American Express Company, American Express Credit Corporation and their respective subsidiaries and affiliates and may do so in the future.

EXPERTS

          The financial statements, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

American Express Credit Corporation

InterNotes®

PROSPECTUS SUPPLEMENT

Joint Lead Managers and Lead Agents

Banc of America Securities LLC	Incapital LLC

Agents

Charles Schwab & Company, Inc.	Citi
Fidelity Capital Markets,	Merrill Lynch & Co.
a division of
National Financial Services LLC
Morgan Stanley	UBS Investment Banks
RBC Capital Markets Corporation	Wells Fargo Advisors

June 16, 2009